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                                                                    EXHIBIT 23.2


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 24, 2001 with respect to the consolidated financial statements of Lariat Petroleum, Inc. for the year ended December 31, 1999, included in Newfield Exploration Company's Form 8-K/A filed with the Securities and Exchange Commission on February 13, 2001, and to all references to our Firm included in this registration statement.


/s/ ARTHUR ANDERSEN LLP


Tulsa, Oklahoma
February 13, 2001